UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 2, 2003

HEALTHBRIDGE, INC.
(Exact Name of Registrant as Specified on its Charter)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

TEXAS
(State or Other Jurisdiction of Incorporation or Organization)

1177 West Hastings Street, Suite 1818, Vancouver, British Columbia, Canada V6E 2K3
(Address of Principal Executive Offices)

(604) 602-1717
(Registrant's Telephone Number, Including Area Code)

.......................................................................................................................................................................

ITEM 4. Changes in Registrant's Certifying Accountant

On May 2, 2003, Healthbridge, Inc. ("Company") was informed of the resignation of Clancy and Co. P.L.L.C. ("Clancy"), the principal accountants previously engaged to audit the Company's financial statements. The Company retained Jones Simpkins LLP ("Jones") on May 8, 2003 as the principal accountants to replace Clancy. The Company's board of directors approved the appointment of Jones as the Company's auditors.

The audit reports of Clancy on the Company's financial statements for the two most recent fiscal years ending December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audits of the fiscal years ending December 31, 2002 and December 31, 2001 including the subsequent interim periods through May 2, 2003, the date of resignation, the Company had no disagreements with Clancy with respect to accounting or auditing issues of the type discussed in Item 304(a)(1)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Clancy to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal years ending December 31, 2002 and December 31, 2001, including the subsequent interim periods through May 2, 2003, the date of Clancy's resignation, and prior to the appointment of Jones, the Company (or anyone on its behalf) did not consult with Jones regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Jones in respect to these matters during the time periods detailed herein.

The Company provided Clancy with a copy of this report prior to filing it with the Securities and Exchange Commission ("Commission"). The Company requested that Clancy furnish the Company with a letter to the Commission stating whether Clancy agrees with the above statements. A copy of that letter dated May 12, 2003, is filed as an Exhibit to this Form 8-K.

ITEM 7. Financial Statements and Exhibits

The following exhibit is included as part of this report:

EXHIBIT NO.	PAGE NO.	DESCRIPTION
16	3	Letter from Clancy stating that it has reviewed the Form 8-K and has no objection to the statements made within this Form 8-K..

Healthbridge, Inc.
A Texas corporation

By: /s/ Nora Coccaro
Nora Coccaro
President